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                                                                      Exhibit 23

                            HENRY L. CREEL CO., INC.
                           Certified Public Accountant
                               (216) 491-0800 Fax
                                 (216) 491-0803
                                  April 9, 2003

To Whom It May Concern:

The firm of Henry L. Creel Co., Inc., Certified Public Accountant, consents to the incorporation by reference of its report dated November 12, 2002 on the Financial Statements of AuGRID Corporation (the "Company") included in the Company's report on Form 10-QSB for the fiscal quarter ended September 30, 2002 in the Company's Registration Statements of Form S-8, Commission File Numbers 333-97683 and 333-97747.


Respectfully,
/s/ Henry L. Creel





          HENRY L. CREEL, CPA 3587 LEE ROAD SHAKER HEIGHTS, OHIO 44120
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